IN THE CIRCUIT COURT OF THE SEVENTEENTH JUDICIAL CIRCUIT, IN AND FOR BROWARD COUNTY, FLORIDA

CASE NO:
DJSP ENTERPRISES, INC. f/k/a
CHARDAN 2008 CHINA
ACQUISITION CORP.,
DAL GROUP, LLC, and
DJS PROCESSING, LLC

Plaintiffs,

v.

DAVID J. STERN,
LAW OFFICES OF DAVID J. STERN, P.A.,
STERN HOLDING COMPANY–DS, INC f/k/a
DEFAULT SERVICING, INC,1
STERN HOLDING COMPANY–PT, INC. f/k/a
PROFESSIONAL TITLE AND ABSTRACT
COMPANY OF FLORIDA, INC.2, and
P&M CORPORATE FINANCE, LLC.

Defendants.

__________________________________________/

COMPLAINT AND DEMAND FOR JURY TRIAL

Plaintiffs, DJSP ENTERPRISES, INC. f/k/a CHARDAN 2008 CHINA ACQUISITION CORP., DAL GROUP, LLC, and DJS PROCESSING, LLC, by and through undersigned counsel, hereby sue Defendants, DAVID J. STERN, LAW OFFICES OF DAVID J. STERN, P.A., STERN HOLDING COMPANY–DS, INC f/k/a DEFAULT SERVICING, INC.,  STERN HOLDING COMPANY–PT, INC. f/k/a PROFESSIONAL TITLE AND ABSTRACT COMPANY OF FLORIDA, INC., and P&M CORPORATE FINANCE, LLC (collectively, “Defendants”), as follows:

1 On February 3, 2010, Default Servicing, Inc. changed its name to Stern Holding Company –DS, Inc. by filing its Articles of Amendment to Articles of Incorporation with the Florida Department of State, Division of Corporations.

2 On February 3, 2010, Professional Title and Abstract Company of Florida, Inc. changed its name to Stern Holding Company –PT, Inc. by filing its Article of Amendment to Articles of Incorporation with the Florida Department of State, Division of Corporations.

THE PARTIES, JURISDICTION AND VENUE

1.           This Court has jurisdiction of this matter given that the amount in controversy exceeds the sum or value of $15,000.00, exclusive of costs, interest and reasonable attorneys’ fees.

2.           Plaintiff DJSP ENTERPRISES, INC. f/k/a CHARDAN 2008 CHINA ACQUISITION CORP. (“Plaintiff” or “DJSP”) is a British Virgin Islands company with its principal place of business in Broward County, Florida.

3.           Plaintiff DAL GROUP LLC (“DAL”) is a Delaware limited liability company with its principal place of business in Broward County, Florida.

4.           Plaintiff DJS PROCESSING LLC (“DJS LLC”) is a Delaware limited liability company with its principal place of business in Broward County, Florida.

5.           Defendant DAVID J. STERN (“Stern”) is an individual over the age of eighteen (18), is sui juris and resides in Broward County, Florida.  Stern is the founder and sole owner of Defendant LAW OFFICES OF DAVID J. STERN, P.A.

6.           Defendant LAW OFFICES OF DAVID J. STERN, P.A. (“DS Law”) is a Florida professional association with its principal place of business in Broward County, Florida.

7.           Defendant STERN HOLDING COMPANY–DS, INC. f/k/a DEFAULT SERVICING, INC (“DSI”) is a Florida corporation with its principal place of business in Broward County, Florida.

8.           Defendant STERN HOLDING COMPANY-PT, INC. f/k/a PROFESSIONAL TITLE AND ABSTRACT COMPANY OF FLORIDA, INC. (“PTA”) is a Florida corporation with its principal place of business in Broward County, Florida.

9.           Defendant P&M CORPORATE FINANCE, LLC (“P&M”) is a Michigan limited liability company with its principal place of business in Southfield, Michigan.

10.         This Court has jurisdiction over Defendants pursuant to Fla. Stat. §§ 48.193(1)(a), (b), (c) and (g) and 48.193(2). The Defendants have done or are doing business in the State of Florida and have caused injury to Plaintiffs in Florida.

11.         The causes of action alleged in this Complaint arose and accrued in Broward County, Florida. Venue is proper under Fla. Stat. §§ 47.011 and 47.051.

12.         All conditions precedent to the commencement of this action have occurred, or have been performed, excused, satisfied or waived.

GENERAL ALLEGATIONS

Summary

13.         The instant action arises from fraudulent misrepresentations and omissions made by Defendants, Stern, DSI, PTA and DS Law (the “Seller Defendants”) to induce DJSP to purchase the non-legal mortgage foreclosure processing and support service operations of DS Law (the “Transaction”).  This action further arises from Stern and DS Law’s breach of fiduciary duty and from Stern’s and DS Law’s legal malpractice, all of which have caused substantial damages to Plaintiffs.

14.         The financial advisory firm, P&M is named in this action for its failure to act with due professional care in designing and reviewing a financial model and in preparing pro forma financial statements upon which DJSP relied prior to entering into the Transaction described above.  Such negligence by P&M resulted in substantial damages to Plaintiffs.

Background

15.         Chardan 2008 China Acquisition Corp. (“Chardan 2008”), which subsequently changed its name to DJSP Enterprises, Inc., was incorporated on February 19, 2008, as a blank check company for the purpose of acquiring an interest in an unidentified operating business.

16.         On August 11, 2008, Chardan 2008 consummated an initial public offering of 6,875,000 units registered with the NASDAQ Stock Market LLC exchange, with each unit consisting of one ordinary share and one redeemable ordinary share purchase warrant.

17.         In early 2009, Chardan 2008 was introduced to Stern and his law firm, DS Law, and began negotiations with respect to structuring the acquisition of the Seller Defendants’ non-legal mortgage foreclosure processing business and related service operations and Stern’s other non-legal residential real estate foreclosure related businesses (the “Target Business”).

18.         DS Law was founded by Stern in 1994 and provided its clients with legal services and related non-legal support such as residential foreclosure processing in the State of Florida and Puerto Rico, bankruptcy, eviction, second lien monitoring, and real estate closings. DS Law’s affiliated entity, PTA, performed title searches and examinations, as well as defendant locate services. A second affiliated entity, DSI, performed REO (real estate owned) liquidation related services nationwide, including, but not limited to, property inspection, valuation, eviction and broker assignment and REO closing services primarily in connection with residential real estate foreclosures and bankruptcies.

19.         After the real estate market crashed in 2008, the Seller Defendants’ law business boomed with DS Law’s mortgage foreclosure caseload rising from 15,000 in 2006 to 70,400 in 2009.  In 2009, DS Law handled approximately 20% of all repossessions in the State of Florida. The Seller Defendants’ largest clients included Fannie Mae, Freddie Mac, Citibank, Bank of America, Goldman Sachs, GMAC and Wells Fargo.  Indeed, the Seller Defendants’ clients included all of the top 10, and 17 of the top 20, mortgage servicers in the U.S.

20.         The associated Target Business also enjoyed exponential growth as a result of the real estate market crash, and, in 2009, the Target Business reportedly brought in a purported $260 million in revenues.  However, as more fully explained below, the Seller Defendants fraudulently and artificially inflated the revenues of the Target Business and concealed material information regarding the unlawful foreclosure practices of DS Law to induce DJSP and DAL into purchasing the Target Business.

The Transaction

21.         On December 10, 2009, Chardan 2008, Stern, DS Law, DAL and other parties entered into a business combination transaction (the “Transaction”), whereby: (i) Chardan 2008 acquired a controlling interest in DAL; (ii) DS Law transferred all of its assets relating to the non-legal processing business and related service operations to a newly formed limited liability company DJS LLC; (iii) PTA and DSI (DS Law, PTA and DSI are collectively referred to as the “Stern Contributors”) transferred all of their assets to newly formed limited liability companies Default Servicing LLC (“DSI LLC”) and Professional Title and Abstract Company of Florida, LLC (“PTA LLC”);3 (iv) the Stern Contributors contributed all of their ownership interests in DJS LLC, DSI LLC and PTA LLC to DAL; (v) Stern, through the Stern Contributors, was paid nearly $60 million in cash at closing; and (vi) the Target Business, upon the approval of Chardan 2008’s stockholders, was converted into a publicly traded company through DJSP.

22.         On January 15, 2010, the Transaction closed and Chardan 2008 changed its name to DJSP Enterprises, Inc., in connection therewith.

3 Prior to the Transaction, the Stern Contributors operated the legal and non-legal residential mortgage foreclosure processing services from and through DS Law, PTA and DSI, the Stern Contributors.  Stern was the sole owner of the Stern Contributors.

23.         As a result of the Transaction, DJSP became a holding company whose primary business operations were conducted through DJS LLC, DSI LLC and PTA LLC, the wholly-owned subsidiaries of DAL. DJSP’s business operations included foreclosure processing services, title services, non-legal bankruptcy services, eviction services, REO closing and liquidation services, loss mitigation, monitoring services and non-legal litigation services, all of which are ancillary to the residential real estate foreclosure process.  DJS, LLC provided its support services for its sole customer, DS Law, pursuant to a certain services agreement between DJS, LLC and DS Law.

24.         Specifically, as part of the Transaction, DJS LLC was required to enter into a long term services agreement, dated January 15, 2010, with DS Law (the “Services Agreement”), under which DS Law agreed to utilize DJS LLC exclusively for all non-legal support services required by DS Law.  A true and correct copy of the Services Agreement is attached hereto as Exhibit “A.”  DJS LLC’s revenues were entirely dependent upon the business to be generated by DJS LLC under the Services Agreement.  The Services Agreement was for an initial term of twenty-five (25) years, and provided for automatic renewals for additional successive five (5) year periods.  See Services Agreement, Article 5.

25.         DJSP generated revenues by charging DS Law, through DJS LLC, flat fees for the services DJS LLC rendered to DS Law.

26.         DS Law was DJS LLC’s sole customer and Plaintiffs relied on referrals to DJS LLC from DS Law for DJSP’s revenue and continued viability.

27.         As such, DJSP’s revenue and viability was entirely dependent upon the volume of referrals it received from DS Law, which was directly related to and dependent upon the number of foreclosure files that residential real estate mortgage lenders and servicers referred to DS Law.

28.         DJSP and DAL entered into the Transaction based upon the Seller Defendants’ express representations that the Target Business had at all times been conducted in accordance with all applicable laws.

29.         The Seller Defendants fraudulently induced Plaintiffs DAL and DJSP into entering into the Transaction by fraudulently and artificially inflating the Target Business’ actual revenues, by intentionally failing to disclose that the Target Business and DS Law were not, in fact, operating in accordance with all applicable laws, and by concealing that DS Law was in jeopardy of losing its largest clients due to DS Law’s unlawful conduct.  Indeed, before entering into the Transaction, the Seller Defendants knew that DS Law and the Target Business had been systematically falsifying and/or back-dating pertinent legal documents, submitting such documents to the courts, routinely misplacing and losing original key documents, filing foreclosures with inaccurate and/or incomplete documents, prosecuting foreclosure cases without obtaining proper service of process, and were in jeopardy of losing the Seller Defendants’ largest foreclosure clients due to such conduct.

30.         By cutting corners in the foreclosure process without following the rule of law, the Defendants artificially reduced the expenses of the Target Business which falsely inflated the profitability of the Target Business.

31.         To summarize, the Seller Defendants failed to disclose to DJSP and DAL that DS Law and the Target Business were systematically operating in an unlawful manner.  In addition, the Seller Defendants failed to disclose to DJSP and DAL that the Target Business’ reported revenues were not accurate, inflated, and improperly calculated and that the expenses of the business were also distorted due to the systematic practices designed to “shorten” the legal process.  The Seller Defendants falsely led DAL and DJSP to believe that they were acquiring a long-term profitable business that operated in accordance with all applicable laws to induce DAL and DJSP to enter into the Transaction.

Stern’s and DS Law’s Fraudulent Concealment of DS Law’s and the Target Business’
Systematic Fraudulent Business Practices

32.         The Seller Defendants’ fraudulent and illegal foreclosure practices prior to the Transaction, and the subsequent demise of the Seller Defendants’ law practice, have now been well documented and reported upon in the local and national media.

33.         Prior to the Transaction, the Seller Defendants were at all times well aware that DS Law and the Target Business were intentionally perpetuating a fraud on the courts by, inter alia, systematically filing forged documents, forging signatures on such documents, fraudulently backdating documents, improperly notarizing and witnessing documents, fabricating documents, signing affidavits without reviewing or verifying the information contained therein, prosecuting foreclosure cases without obtaining proper service of process, and filing foreclosures with inaccurate and/or incomplete documents.

34.         Indeed, the Seller Defendants directed employees of DS Law and the Target Business to purposefully overlook glaring inaccuracies in foreclosure pleadings and to essentially rubber stamp computer generated documents without reviewing or verifying the accuracy of the documents.  New attorneys at DS Law were not only encouraged, but were even ordered to sign legal filings and pleadings without reading them.  As a result, false and inaccurate documents were routinely executed and filed with the courts in an effort to hasten foreclosure proceedings and illegally obtain final judgments of foreclosure for the Seller Defendants’ clients.

35.         The Seller Defendants even incentivized these unscrupulous and unlawful practices by giving their employees bonuses and extravagant gifts for churning out the highest number of foreclosure cases in the least amount of time.  The Seller Defendants encouraged contests between DS Law attorneys to see who could jam a foreclosure case through the courts the fastest.

36.         Prior to the Transaction, the Seller Defendants also knowingly and systematically inflated their process of service costs to the Court. Specifically, Seller Defendants engineered a fraudulent scheme whereby they directed their process servicing work to a process servicing company called ProVest.  The Seller Defendants caused each file to generate four or five separate fees for service of process regardless of whether service of process on multiple defendants was necessary or appropriate and regardless of whether service of process for multiple defendants could be achieved at the same address.

37.         In exchange for receiving these inflated service of process fees, ProVest, in turn, routinely referred back to PTA servicing requests for “skip tracing” to locate defendants for whom ProVest purportedly did not have accurate street address information to effect service of process.  ProVest “hired” and paid fees to PTA for “skip tracing” services despite the fact that ProVest had the ability and resources to perform “skip tracing” itself and routinely did so itself.

38.         The Seller Defendants’ arrangement with ProVest amounted to a kickback scheme.  DS Law padded and inflated its process servicing costs which were billed to its clients and added to the court costs assessed to foreclosure defendants. In exchange for feeding this work to ProVest, PTA earned manufactured “skip tracing” fees which inflated PTA’s revenues and profits and which represented another way in which the Seller Defendants artificially inflated the revenues of the Target Business prior to the Transaction.

39.         In short, prior to the Transaction, the Seller Defendants and the Target Business routinely and systematically engaged in illegal and unfair and deceptive business practices.  The Seller Defendants were well aware that such conduct severely threatened the viability of its valuable continuing relationships with their primary revenue generating clients, such as Fannie Mae, Freddie Mac, and Citibank, which, in turn, threatened the continued viability and existence of DJSP.

40.         None of these illegal business practices were known to DJSP or disclosed by Seller Defendants to DJSP prior to the Transaction.

41.         In fact, the Seller Defendants purposefully concealed such deceptive and systematic practices, and made numerous false representations regarding the revenues and propriety of the Target Business’ operations with the specific intent to fraudulently induce DJSP into entering into the Transaction.

42.         The Seller Defendants’ unlawful and negligent business practices spawned investigations by the Florida Attorney General’s Office, which, in August of 2010, announced its investigation of DS Law regarding its handling of foreclosure paperwork and court filings.  Soon thereafter, DS Law’s largest clients, Fannie Mae, Freddie Mac and Citibank, began pulling their cases from DS Law, resulting in DJSP’s rapid decline.

43.         Moreover, in early March, 2011, DS Law announced that it was ceasing the practice of law with respect to all pending foreclosure matters in the State of Florida effective March 31, 2011.

44.         DS Law’s demise has directly and necessarily resulted in the destruction of DJSP’s business.  It has forced DJSP to layoff hundreds of employees and has caused its revenues to plummet.

David Stern’s Professional Negligence

45.         Effective January 15, 2010, Stern entered into an Employment Agreement with DJSP, DAL and DJS LLC (the “Stern Employment Agreement”).  A true and correct copy of the Stern Employment Agreement is attached hereto as Exhibit “B.”

46.         Under the Stern Employment Agreement, Stern agreed to perform the following duties:

(a)	Serve as Chairman of the Board (if approved by the Boards), and the President of DAL, DJS LLC and DJSP;

(b)	Report to the Boards; and

(c)
Undertake the responsibility for directing the DJS LLC’s performance of its obligations under the Services Agreement including, but not limited to directing DJS, LLC to establish internal policies and procedures designed to provide “reasonable assurance” that DJS LLC’s employees:

i.	Acted in a way compatible with the Rules Regulating the Florida Bar;

ii.	Worked under the direction and supervision of an attorney for work requiring such direction and supervision;

iii.	Maintained the confidentiality of the confidential and privileged information of DJS LLC’s clients; and

iv.	Performed services in accordance with the requirements of the Services Agreement.

See Stern Employment Agreement, ¶3, page 5.

47.         Stern failed to establish internal policies and procedures designed to provide “reasonable assurance” that DJS LLC’s employees: (i) acted in a way compatible with the Rules Regulating the Florida Bar; (ii) worked under the direction and supervision of an attorney for work requiring such direction and supervision; and (iii) performed services in accordance with the requirements of the Services Agreement.

48.         Stern was fully aware of and failed to correct the illegal, unethical, and unfair practices that were a systemic part of DS Law.

49.         Despite his professional obligations as an attorney and member of The Florida Bar, Stern knew that the Seller Defendants engaged in a systematic practice of fraudulently, negligently and unethically prosecuting its clients’ foreclosure cases, and Stern failed to implement any preventative or corrective measures to “reasonably ensure” that such conduct no longer took place before or after the Transaction.

50.         Stern failed to conduct DS Law’s practice in accordance with the laws of the State of Florida and the regulations of The Florida Bar and failed to ensure that DS Law sufficiently supervised DJS LLC’s performance of its non-legal foreclosure related services.

51.         As such, Stern was professionally reckless and negligent in discharging his duties both as an attorney and as an officer of DAL, DJS LLC and DJSP.

Professional Malpractice by P&M

52.         In or around August 2009, and prior to the Transaction, the investment consulting firm P&M, with advice and input from Stern, prepared a pro-forma financial model for DS Law and the Target Business. In designing the financial model, P&M evaluated the revenue recognition policies to be utilized by DS Law and the Target Business in preparing their financial statements. The revenue recognition principles of GAAP require revenue to be recorded in the period it is earned regardless of when it is billed or when cash is received.  Thus, the flat fees generally received by DS Law and the Target Business for a client’s foreclosure services were to be properly recognized at various intervals depending on the length of time the work was in process for each file.

53.         The financial model created by P&M included a flawed revenue recognition policy, which estimated that it took 240 days to process a foreclosure file. As an illustration, the financial model designed by P&M recognized revenue from foreclosure services as follows: (1) 77.5% of revenues were recognized within 52 days of the initiation of the foreclosure process; (2) 17.5% was recognized within 53 - 180 days; and (3) the final 5% was recognized within 181 - 240 days. This revenue recognition model was fundamentally flawed because, in reality, the average time to process a foreclosure file was over 400 days in 2008, and over 600 days in 2009 when P&M designed the revenue recognition model. Indeed, this trend continued to climb and in 2010, the average processing time increased to over 800 days.  As a result of the glaringly inaccurate facts on which the financial model was based, DS Law and the Target Business’ revenues were recognized prematurely resulting in grossly overstated earnings.

54.         P&M purposefully concealed the calculated and obvious flaws in its financial model and/or failed to use reasonable skill and prudence in crafting the revenue recognition policies on which DS Law and the Target Business’ pro forma financial model was based.

55.         Plaintiff relied upon the work of P&M in proceeding with the Transaction.  At and through the time of the Transaction, Plaintiffs had no knowledge of the flawed and negligent financial modeling that had been performed by P&M.

The Seller Defendants’ Intentional Misrepresentations of the Target Business’ Revenues
and Fraudulent Omission of the Flaws in Defendants’ Revenue Recognition Policy

56.         Prior to the Transaction, the Seller Defendants intentionally misrepresented the Target Business’ revenues to DJSP by providing DJSP with financial statements that incorporated the flawed revenue recognition model.  Despite having experienced a steep increase in the processing time of a foreclosure case, the Seller Defendants provided false and misleading financial information to DJSP with the intent to deceive DJSP into believing that the Target Business was more profitable than it actually was in order to induce DJSP into entering into the Transaction.

57.         The Seller Defendants, with the assistance of P&M, intentionally or recklessly designed their revenue recognition policy to artificially inflate the reported revenues of the Target Business. Specifically, the Seller Defendants erroneously realized revenues over 240 days, regardless of the actual status of the files and with full knowledge and awareness that by 2009, the average foreclosure file took over 600 days to complete.

58.         Such improper accounting practices and resulting artificially inflated revenues of the Target Business were neither known to nor disclosed by the Seller Defendants to DJSP prior to the Transaction.  Instead, the Seller Defendants intentionally misrepresented the revenues and purposefully concealed from DJSP the calculated flaw in the Seller Defendants’ revenue recognition policy.

59.         As a result of the Seller Defendants’ fraudulent representations and omissions of material fact, DJSP has suffered substantial damages.

60.         Plaintiffs have been compelled to retain the services of the undersigned attorneys to enforce their legal rights and are obligated to pay said firm reasonable attorneys’ fees for services rendered.  Plaintiffs seek recovery of their attorneys’ fees and costs from Defendants pursuant to applicable contract and statutory law.

CAUSES OF ACTION

-COUNT I-
FRAUDULENT INDUCEMENT, FRAUDULENT CONCEALMENT AND OMISSION
AND FRAUDULENT MISREPRESENTATION
(By DJSP against the Seller Defendants)

61.         Plaintiffs incorporate each every allegation in paragraphs 1 through 51 and 56 through 60 above as though fully set forth in this Count.

62.         As fully set forth above, prior to entering into the Transaction, Stern, DS Law, PTA and DSI each made several misrepresentations of material fact to Plaintiff DJSP.

63.         Specifically, in or around December 2009, the Seller Defendants fraudulently induced DJSP to enter into the Transaction and to pay substantial sums of monies in connection with the Transaction by making false representations of material fact that the Target Business had at all times been conducted in accordance with all applicable laws.

64.         The Seller Defendants also fraudulently induced DJSP to enter into the Transaction by misrepresenting and artificially inflating the Target Business’ revenues.

65.         The Seller Defendants’ representations to DJSP were false, and Seller Defendants’ knew them to be false at the time they were made.

66.         Specifically, the Seller Defendants induced DJSP to enter into the Transaction and to pay substantial sums of monies in connection therewith by intentionally concealing and omitting from DJSP that DS Law and the Target Business were using improper accounting principles and inaccurate assumptions to artificially inflate their revenues. The Seller Defendants also actively concealed the fact that DS Law and the Target Business were systematically engaging in unlawful and fraudulent conduct and that such conduct jeopardized DS Law’s ongoing valuable relationships with its main revenue generating clients, which threatened the continued viability of DS Law and the Target Business.

67.         The Seller Defendants’ omissions were intended to conceal and mislead DJSP from learning the true lawless and reckless operations of DS Law and the Target Business, and to otherwise lull DJSP into a false sense of security regarding the viability of DJSP’s investment in the Transaction.

68.         The Seller Defendants intended their false representations and omissions of material facts to induce DJSP to enter into the Transaction.

69.         DJSP justifiably relied on the Seller Defendants’ misrepresentations and omissions to enter into the Transaction and to pay substantial sums of money to the Seller Defendants as a result.

70.         As a direct, proximate and foreseeable result of the Seller Defendants’ false representations and concealment of material fact, DJSP has suffered substantial damages.

WHEREFORE, Plaintiff DJSP respectfully requests that this Court enter judgment in its favor and against Defendants Stern, DS Law, PTA and DSI for: 1) compensatory, consequential and actual damages, reasonable attorneys’ fees, costs and interest; 2) rescission; and 3) such other and further relief as is just and proper.

-COUNT II-
NEGLIGENT MISREPRESENTATION AND OMISSION
(By DJSP against the Seller Defendants)

71.         Plaintiffs incorporate each every allegation in paragraphs 1 through 51 and 56 through 60 above as though fully set forth in this Count.

72.         Prior to the Transaction, the Seller Defendants: (a) made misrepresentations of existing material fact to DJSP concerning the Target Business’ revenues and the legality and propriety in which the operations of DS Law and the Target Business were conducted; (b) made such misrepresentations to DJSP either negligently or under circumstances where the Seller Defendants should have known the falsity of the representations; and (c) intended DJSP to act on the Seller Defendants’ misrepresentations by entering into the Transaction.

73.         Acting in justifiable reliance upon the Seller Defendants’ negligent misrepresentations and omissions of material fact, DJSP entered into the Transaction.

74.         As a direct, proximate and foreseeable result of the Seller Defendants’ misrepresentations and omissions, DJSP has suffered substantial damages.

WHEREFORE, Plaintiff DJSP respectfully requests that this Court enter judgment in its favor and against Defendants Stern, DS Law, PTA and DSI for: 1) compensatory, consequential and actual damages, reasonable attorneys’ fees, costs and interest; and 2) such other and further relief as is just and proper.

-COUNT III-
CONSPIRACY TO DEFRAUD
(By DJSP against the Seller Defendants)

75.         Plaintiffs incorporate each every allegation in paragraphs 1 through 51 and 56 through 60 above as though fully set forth in this Count.

76.         The Seller Defendants knowingly, willfully, wantonly, and maliciously conspired, reached an agreement or understanding and/or otherwise conspired with one another to fraudulently induce DJSP into entering into the Transaction.

77.         The acts of the Seller Defendants were in furtherance of an unlawful conspiracy to defraud DJSP with a common design and wrongful purpose for their own financial gain.  Specifically, as a result of the Transaction, Stern was personally paid approximately $60 million in cash.

78.         In furtherance of the conspiracy, the Seller Defendants fraudulently induced DJSP to enter into the Transaction and pay substantial sums of monies in connection therewith by falsely representing the Target Business’ revenues, and falsely representing that DS Law and the Target Business had been operating at all times in accordance with all applicable laws.

79.         Specifically, the Seller Defendants induced DJSP to enter into the Transaction by intentionally concealing from DJSP the material fact that the Target Business was engaging in improper accounting and business practices to artificially inflate their revenues and understate their expenses.  The Seller Defendants also actively concealed from DJSP the material fact that DS Law and the Target Business were systematically engaging in unlawful and fraudulent conduct and that such conduct jeopardized DS Law’s ongoing valuable relationships with its main revenue generating clients, which threatened the continued viability of DS Law and the Target Business.

80.         As a direct, proximate and foreseeable result of the Seller Defendants’ false representations and omissions of material fact and conspiracy to defraud DJSP by such misrepresentations and omissions, DJSP has suffered substantial damages.

WHEREFORE, Plaintiff DJSP respectfully requests that this Court enter judgment in its favor and against Defendants Stern, DS Law, PTA and DSI for: 1) compensatory, consequential and actual damages, reasonable attorneys’ fees, costs and interest; and 2) such other and further relief as is just and proper.

-COUNT IV-
BREACH OF FIDUCIARY DUTY
(By all Plaintiffs against Defendants Stern and DS Law)

81.         Plaintiffs incorporate each every allegation in paragraphs 1 through 51 and 56 through 60 above as though fully set forth in this Count.

82.         Defendant Stern owed a fiduciary duty to Plaintiffs based on his position as Chief Executive Officer of DJSP and DAL, and as the principal managing officer of DJS LLC, DSI LLC and PTA LLC (the “Subsidiaries”).

83.         As Chief Executive Officer, Chairman of the Board of Directors of DJSP and DAL, and the principal managing officer of the Subsidiaries, Stern had a fiduciary duty to operate the non-legal back-office operations and DS Law in accordance with all laws to ensure the viability of the Subsidiaries, and therefore, the continued viability of DJSP and DAL.

84.         Stern also had a fiduciary duty to disclose material information concerning the operation of the Subsidiaries, the Target Business and DS Law.

85.         Stern and DS Law also owed a fiduciary duty to DJS LLC under the Services Agreement.  Pursuant to the Services Agreement, DAL and DJSP were intended third-party beneficiaries to the attorney-client relationships with Stern and DS Law’s clients.  As the sole provider of certain non-legal services to DS Law under the Services Agreement, it was clearly intended and foreseeable that DJSP, DAL and DJS LLC were to benefit from the work performed by Stern and DS Law for their clients.  Thus, Stern and DS Law owed a fiduciary duty to DJSP, DAL and DJS LLC to prosecute their client files ethically, in accordance with professional standards and the regulations of The Florida Bar, and in accordance with the laws of the State of Florida.

86.         Stern and DS Law breached their fiduciary duties to DAL, DJSP and DJS LLC by facilitating, encouraging, and failing to prevent or correct systematic fraudulent and illegal foreclosure practices.

87.         As a result of Stern and DS Law’s wrongful conduct and breach of their fiduciary duties to DJSP, DAL and DJS LLC, Plaintiffs have suffered substantial damages.

WHEREFORE, Plaintiffs DJSP, DAL and DJS LLC respectfully request that this Court enter judgment in their favor and against Defendants Stern and DS Law for: 1) compensatory, consequential and actual damages, reasonable attorneys’ fees, costs and interest; and 2) such other and further relief as is just and proper.

-COUNT V-
LEGAL MALPRACTICE
(By all Plaintiffs against Stern and DS Law)

88.         Plaintiffs incorporate each every allegation in paragraphs 1 through 51 and 56 through 60 above as though fully set forth in this Count.

89.         Stern and DS Law were hired to perform legal services to various clients, including, inter alia, prosecuting foreclosure cases and other mortgage default disputes.

90.         Pursuant to the Services Agreement, Plaintiffs were intended third party beneficiaries of the attorney-client relationships between Stern and DS Law and their foreclosure clients.

91.         It was clearly foreseeable and intended for Plaintiffs to be intended third party beneficiaries of the legal services performed by Stern and DS Law for their clients. Indeed, the entire structure of the Transaction was based on DJSP’s ability to generate revenues under the Services Agreement for ancillary work to be performed in connection with the legal services rendered by Stern and DS Law to their clients.

92.         Stern and DS Law had an express duty to prosecute their clients’ foreclosure and mortgage dispute cases in accordance with the rules and regulations of The Florida Bar, as well as the laws of the State of Florida and other applicable laws.

93.         Further, as a result of the Services Agreement and as an intended third-party beneficiary of Stern and DS Law’s agreements to perform legal services to their clients, Stern and DS Law owed Plaintiffs a duty to conduct themselves according to customary professional standards, including, inter alia:

i.	the duty to prosecute cases in compliance with the rules and regulations of the Florida Bar, the laws of the State of Florida as well as other applicable laws;

ii.	the duty to represent clients and handle clients’ affairs with the utmost degree of honesty, forthrightness, loyalty and fidelity; and

iii.	the duty of care, which requires an attorney to, among other things, have the knowledge and skill necessary to provide competent legal services.

94.         DS Law and Stern have breached their duties to Plaintiffs by fraudulently, recklessly and illegally prosecuting their clients’ foreclosure and mortgage dispute cases, as described above.

95.         Further, as a result of the Employment Agreement between Stern, on the one hand, and DJSP, DAL, and DJS LLC on the other, Stern entered into an attorney-client relationship with DJSP, DAL and DJS LLC. Specifically, pursuant to the Stern Employment Agreement, Stern agreed to provide direction to DJS LLC with regard to establishing internal policies and procedures designed to provide “reasonable assurance” that DJS LLC’s employees: (i) acted in a way compatible with the Rules Regulating The Florida Bar; (ii) worked under the direction and supervision of an attorney for work requiring such direction and supervision; and (iii) performed services in accordance with the requirements of the Services Agreement.  As an attorney and member of The Florida Bar, Stern was charged with discharging such duties in a lawful and competent manner.

96.         Stern failed to perform his obligations under the Stern Employment Agreement according to customary professional standards and in accordance with the Rules Regulating the Florida Bar, including, inter alia:

i.	the duty to represent clients and handle clients’ affairs with the utmost degree of honesty, forthrightness, loyalty and fidelity; and

ii.	the duty of care, which requires an attorney to, among other things, have the knowledge and skill necessary to provide competent legal services.

97.         Stern and DS Law’s violations of the duties owed to Plaintiffs have caused Plaintiffs to suffer substantial damages.

WHEREFORE, Plaintiffs DJSP and DAL respectfully request that this Court enter judgment in their favor and against Defendants Stern and DS Law for: 1) compensatory, consequential and actual damages, reasonable attorneys’ fees, costs and interest; and 2) such other and further relief as is just and proper.

-COUNT VI-
PROFESSIONAL MALPRACTICE and PROFESSIONAL NEGLIGENCE
(By DJSP against P&M)

98.         Plaintiffs incorporate each every allegation in paragraphs 1 through 31 and 52 through 60 above as though fully set forth in this Count.

99.         P&M was hired to perform consulting services to DS Law and the Target Business in connection with the Transaction.

100.       P&M knew that the services it performed for DS Law and the Target Business would be relied upon by DJSP in its decision to enter into the Transaction.  Further, it was clearly foreseeable and intended for DJSP to rely on the pro forma financial model designed by P&M. The earnings and profitability of the Target Business were dependent on the revenue recognition policy, a material aspect of the pro forma financial model P&M designed. As a result, at all relevant times, P&M owed a duty to DJSP to use such skill, prudence, and diligence as other reasonable and competent members of the accounting and financial consulting professions commonly possess and exercise, in providing advice on the Transaction and in designing the revenue recognition model used in preparing the Target Business’ financial statements.

101.       P&M breached its duties to DJSP by failing to exercise due professional care in designing and providing advice upon the revenue recognition model and in preparing the Target Business’ financial statements.

102.       These violations of the duty of care owed by P&M to DJSP have caused DJSP to suffer substantial damages.

WHEREFORE, Plaintiff DJSP respectfully requests that this Court enter judgment in its favor and against Defendant P&M Corporate Finance, LLC for: 1) compensatory, consequential and actual damages, reasonable attorneys’ fees, costs and interest; and 2) such other and further relief as is just and proper.

COUNT VII-
FLORIDA DECEPTIVE AND UNFAIR TRADE PRACTICES ACT
§§ 501.201, ET SEQ. (“FDUTPA”)
(By DJSP against DS Law and Stern)

103.       Plaintiffs incorporate each every allegation in paragraphs 1 through 60 above as though fully set forth in this Count.

104.       This is an action for violation of the Florida Deceptive and Unfair Trade Practices Act, §§501.201, et seq. (“FDUTPA”).

105.       The Seller Defendants were engaged in the conduct of trade and commerce in the State of Florida.

106.       The misleading actions and unfair business practices of Seller Defendants as described above, constitute unconscionable acts or practices, and/or unfair and deceptive acts or practices in the conduct of trade or commerce in violation of FDUTPA §501.204.

107.       As a direct, proximate and foreseeable result of Seller Defendants’ violations of FDUTPA, DJSP has suffered damages.

108.       Pursuant to Fla. Stat. §501.2105, Plaintiffs are entitled to recover their reasonable attorneys’ fees and costs.

WHEREFORE, Plaintiff DJSP respectfully requests that this Court enter judgment in its favor and against Seller Defendants DS Law and Stern for: 1) actual damages, and reasonable attorneys’ fees, costs and interest; and 2) such other and further relief as is just and proper.

DEMAND FOR JURY TRIAL

109.       Plaintiffs demand trial by jury on all issues so triable by jury under the laws of the State of Florida.

Respectfully submitted,

Zarco Einhorn Salkowski & Brito, P.A.
Counsel for Plaintiffs
Miami Tower
100 S.E. 2nd Street, Suite 2700
Miami, Florida 33131
Telephone: (305) 374-5418
Facsimile: (305) 374-5428

By:
ROBERT ZARCO
Florida Bar No. 502138
ROBERT M. EINHORN
Florida Bar No. 858188
KAARI GAGNON
Florida Bar No. 046106
DEVONA A. REYNOLDS
Florida Bar No. 070409

DATED: January 3, 2012